AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF

                            VITAL HEART SYSTEMS, INC.

                                    ARTICLE 1
                                      NAME

The name of this corporation shall be Vital Health Technologies, Inc.

                                    ARTICLE 2
                                REGISTERED OFFICE

The location and post office address of the Corporation shall be 3085 Centre Pointe Dr., N., Roseville, MN 55113; or such other address as may be designated from time to time by the Board of Directors.

                                    ARTICLE 3
                                    DURATION

The duration of the Corporation shall be perpetual.

                                    ARTICLE 4
                               PURPOSES AND POWERS

4.1 Purposes. The Corporation shall have general business purposes in accordance with the laws of the State of Minnesota.

4.2 Powers. The Corporation shall have and may exercise all the powers granted or available under the laws of the State of Minnesota and laws amendatory thereof and supplementary thereto, including all powers necessary or convenient to effect any or all of the business purposes for which the Corporation is incorporated.

                                    ARTICLE 5
                                     CAPITAL

5.1 Authorized Capital. The aggregate number of shares of stock which this corporation shall have the authority to issue is fifty million (50,000,000) shares, $.01 par value, and five million (5,000,000)
         shares of undesignated stock.

5.2 Terms of Undesignated Stock. In addition to, and not by way of limitation of, the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of the Corporation shall have the power and authority, with respect to the undesignated stock:

          (a) To establish one or more than one class or series of shares of the Corporation, set forth the designation of classes or series of shares, and fix

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               the relative rights and preferences of classes or series of shares.

          (b) To fix or alter, from time to time, the price, voting rights, dividend rate and rights, time and price of redemption, liquidation rights and price, conversion rights, sinking fund or purchase fund rights, par value, and other terms of features of any class or series of shares, including the number of shares constituting any class or series.

5.3 Subscription, Rights, Option and Conversions. In addition to, and not by way of limitation of, the powers granted to the Board of Directors by the laws of the State of Minnesota, and except as may be limited or restricted by such laws, the Board of Directors shall have the following authority and powers:

          (a) To accept or reject subscriptions for, authorize the issuance of, and issue shares and other securities of the Corporation and rights ro purchase shares and other securities of the Corporation.

          (b) To establish, authorize the issuance of, and grants rights, warrants, and options entitling the holders thereof to purchase from the Corporation shares of any class or series, or bonds, notes, debentures, or other obligations convertible into shares of any class or series.

          (c) To establish, authorize the issuance of, and grant the right to convert any securities or rights to purchase securities of the Corporation into shares of any class or series.

          (d) To establish and fix the terms, provisions, conditions, limitations, restrictions, bases, prices, and other features of subscriptions, rights to purchase securities, warrants, options, and securities convertible into shares of the Corporation.

                                    ARTICLE 6
                               SHAREHOLDER ACTION

6.1 Majority Vote. The shareholders shall take action by the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on that item of business, or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except where the Articles of Incorporation or Bylaws of the Corporation or the laws of the State of Minnesota, require a larger proportion or number.

6.2 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all shareholder entitled to vote.

6.3 No Cumulative Voting. There shall be no cumulative voting for directors.

6.4 No Pre-emptive Rights. No holder of any shares of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for, or otherwise acquire, any new or additional shares of the Corporation of any class or series, or any options, warrants, or rights to purchase, subscribe for, or otherwise acquire, any such new or additional shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options, warrants, or rights to purchase, subscribe for, or otherwise acquire any such new or additional shares.

                                    ARTICLE 7
                                  BOARD ACTION

7.1 Majority Vote. The Board of Directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting at which a quorum is present, except where the Articles of Incorporation or Bylaws of the Corporation, or the laws of the State of Minnesota, require a larger proportion or number.

7.2 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting by written action signed by all of the directors then in office.

                                    ARTICLE 8
                               DIRECTOR LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director, provided, however, that this Article 8 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 302A.559 or 80A.23 of Minnesota Statutes, or (iv) for any transaction from which the director derived an improper personal benefit. If the Minnesota Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Minnesota Business Corporation Act. Any repeal or modification of the Article 8 by the shareholders of the Corporation shall be prospective only, and shall not adverse affect any limitation on the personal liability of directors of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE 9
                                   AMENDMENTS

The Articles of Incorporation of the Corporation may be amended by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business at a meeting of shareholders at which a quorum is present in person or by proxy.

                                   ARTICLE 10
                                     BY-LAWS

The power to adopt, amend and repeal By-Laws of th4e Corporation shall be vested in the Board of Directors of the Corporation.

                 ADOPTED AND APPROVED BY THE BOARD OF DIRECTORS
                       AND THE SHAREHOLDERS OF THE COMPANY

The foregoing Amended and Restated Articles of Incorporation have been approved pursuant to chapter 302A, Minnesota Statutes. I certify that I am authorized to execute this document and I further certify that I understand that, by signing this document, I am subject to the penalties of perjury as set forth in section
609.48 as if I had signed this document under oath.

                                  /s/ William Kieger

                                  ---------------------------------
                                  Signature of Authorized Person

                                  STATE OF MINNESOTA
                                  FILED
                                           SEP 26 2000

                                  /s/ Mary Kiffmeyer
                                  Secretary of State